                           SCHEDULE 14A INFORMATION

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14a INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              (Amendment No. ___)

     Filed by the Registrant  [X]

     Filed by a Party other than the Registrant  [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [ ]  Definitive Proxy Statement

     [X]  Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UNICOM CORPORATION

               (Name of Registrant as Specified in its Charter)

     (Name of Person Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11

          1)  Title of each class of securities to which transaction applies:
          2)  Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed maximum aggregate value of transaction:
          5)  Total Fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

          1)  Amount Previously Paid:
          2)  Form, Schedule or Registration Statement No.:
          3)  Filing Party:
          4)  Date Filed:
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               Set forth below is the text of a press release issued by PECO
Energy Company and Unicom Corporation concerning the logo of Exelon Corporation, the company to be formed in their merger.

               The following communications contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results and the proposed merger involving PECO Energy Company and Unicom Corporation. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; failure of the PECO Energy Company or Unicom Corporation stockholders to approve the merger; the risk that the PECO Energy Company and Unicom Corporation businesses will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting PECO Energy Company's and Unicom's businesses generally. More detailed information about those factors is set forth in the joint proxy statement/prospectus regarding the proposed merger. Neither PECO Energy Company nor Unicom Corporation is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                          * * * * * * * * * * * * * *

               Investors and security holders are urged to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information because it contains important information. The joint proxy statement/prospectus has been filed with the Securities and Exchange Commission by Exelon Corporation. The joint proxy statement/prospectus was declared effective by the Commission on May 15, 2000. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by PECO Energy Company and Unicom Corporation with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from PECO Energy Company or from Unicom Corporation.

Contacts:

PECO Energy - David Hackney

215-841-5555

Unicom - Donald Kirchoffner

312-394-3001


            PECO ENERGY AND UNICOM UNVEIL LOGO FOR NEW EXELON CORP.



Chicago, Illinois, May 25, 2000 --- The chairmen of both PECO Energy and Unicom have unveiled the new logo that will be used by Exelon Corporation, which will be formed by the merger of the Philadelphia and Chicago based companies.

[Exelon logo]

The logo is blue and green, with the letter "O" represented by the international symbol for "power on."

"I am extremely pleased with the logo that will represent our new company," said Unicom Chairman and CEO John W. Rowe. "It communicates that Exelon will be a bold and creative enterprise."

"As awareness of the new Exelon logo grows, customers, shareholders and employees will realize that we've created a powerful new company unlike any that has existed in the past," said PECO Energy Chairman and CEO Corbin A. McNeill, Jr.

The goal was to have a logo that was unique in look, tone and message; avoided the expected; was easy to read; and reflected Exelon's values to be a bold and creative company.

It was tested in a number of cities with business leaders, residential customers and employees. Many of the participants in the focus groups said they were intrigued by the symbol representing the "O." The symbol is located near the "on/off" switch or button on computers, VCRs and other electronic equipment.

The "Power ON" symbol was selected because it not only represents Exelon's core energy businesses, but also its unregulated business. The blue and green colors were selected so the logo would stand out from any other in the energy industry.
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Following completion of the merger, the logo will be used on all businesses of
Exelon with two exceptions. The two energy delivery businesses - PECO Energy in Philadelphia and ComEd in Chicago will retain their existing brands, but will be known as Exelon Companies.

The logo was unveiled to employees earlier this week.

                                       #

Editors Note:  The PMS colors for the logo are Pantone 286C and Pantone 368C.

The Exelon logo is a Service Mark (SM) of PECO Energy Company and Unicom Corporation